3913277

| ARTS-GS | Articles of Incorporation of a General Stock Corporation |
|---|---|

To form a **general stock corporation** in California, you can fill out this form or prepare your own document, and submit for filing along with:

- A **$100** filing fee.
- A separate, non-refundable **$15** service fee also must be included, if you **drop off** the completed form or document.

*Important!* Corporations in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov.

Note: *Before submitting the completed form*, you should consult with a private attorney for advice about your specific business needs.

FILED
Secretary of State
State of California

MAY 24 2016

ICC

This Space For Office Use Only

**For questions about this form, go to** *www.sos.ca.gov/business/be/filing-tips.htm.*

**Corporate Name** (List the proposed corporate name. Go to www.sos.ca.gov/business/be/name-availability.htm for general corporate name requirements and restrictions.)

① The name of the corporation is Sky Limit Venture Corp

**Corporate Purpose**

② The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

**Service of Process** (List a California resident or a California registered corporate agent that agrees to be your initial agent to accept service of process in case your corporation is sued. You may list any adult who lives in California. You may not list your own corporation as the agent. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

③ a. MARKSIANE SENELATH
*Agent's Name*

b. 9105 BENTEL AVE — ROSEMEAD — CA 91770
*Agent's Street Address (if agent is not a corporation) - Do not list a P.O. Box* — *City (no abbreviations)* — *State* — *Zip*

**Corporate Addresses**

④ a. 9105 BENTEL AVE — ROSEMEAD, CA 91770
*Initial Street Address of Corporation - Do not list a P.O. Box* — *City (no abbreviations)* — *State* — *Zip*

b.
*Initial Mailing Address of Corporation, if different from 4a* — *City (no abbreviations)* — *State* — *Zip*

**Shares** (List the number of shares the corporation is authorized to issue. Note: Before shares of stock are sold or issued, the corporation must comply with the Corporate Securities Law of 1968 administered by the California Department of Business Oversight. For more information, go to www.dbo.ca.gov or call the California Department of Business Oversight at (866) 275-2677.)

⑤ This corporation is authorized to issue only one class of shares of stock.
The total number of shares which this corporation is authorized to issue is 1000000.

This form must be signed by each incorporator. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2" x 11"). All attachments are made part of these articles of incorporation.

▶ [signature] — MARKSIANE SENELATH
*Incorporator - Sign here* — *Print your name here*

Make check/money order payable to: **Secretary of State**

Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.

*By Mail*
Secretary of State
Business Entities, P.O. Box 944260
Sacramento, CA 94244-2600

*Drop-Off*
Secretary of State
1500 11th Street, 3rd Floor
Sacramento, CA 95814

See Secretary of State's records for exact entity name
added 06/11/2021 SV

# Certificate of Amendment of Articles of Incorporation of Sky Limit Ventures Corp

**FILED**
Secretary of State
State of California
A0870956
Filing Number
05/26/2021
Filing Date

The undersigned certify that:

1. They are the **president** and the **secretary**, respectively, of Sky Limit Ventures Corp, a California Corporation. Entity File Number:C3913277

2. Article **5** of the Articles of Incorporation of this corporation is amended to read as follows:

   This Corporation is authorized to issue only one class of shares of stock the total number of shares which this corporation is authorized to issue is

   1,000,000,000 (One Billion)

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The corporation has issued no shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: May 17, 2021

Marksiane Senelath, President

Marksiane Senelath, Secretary